1100 LOUISIANA, SUITE 4600HOUSTON, TEXAS 77002-5294TEL (713) 651-9191FAX (713) 651-0849
SUITE  2800, 350 7TH AVENUE, S.W.CALGARY, ALBERTA T2P 3N9TEL (403) 262-2799
Exhibit 23.2
TBPELS REGISTERED ENGINEERING FIRM F-1580
555 17TH STREET    SUITE 985DENVER, COLORADO 80202TELEPHONE (303) 339-8110
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
Ryder Scott Company, L.P. hereby consents to the references to its firm in the form and context in which they appear in this Annual Report on Form 10-K filed by BKV Corporation (the “Annual Report”). Ryder Scott Company, L.P. hereby further consents to the use and incorporation by reference of information from its reports regarding those quantities estimated by Ryder Scott of proved reserves of BKV Corporation and its subsidiaries, the future net revenues from those reserves and their present value for the years ended December 31, 2025, 2024 and 2023, and to the inclusion of its summary reports dated January 6, 2026 and January 27, 2026 as exhibits to the Annual Report. We further consent to the incorporation by reference thereof into BKV Corporation’s Registration Statements on Form S-3 (File Nos. 333-290676
and 333-292408) and on Form S-8 (File No. 333-282383, effective September 27, 2024).
/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580
Denver, Colorado
February 9, 2026